UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

April 18, 2017
Date of Report (Date of earliest event reported)

TELOS CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	001-08443	52-0880974
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19886 Ashburn Road,
Ashburn, Virginia	20147-2358
(Address of principal executive offices)	(Zip Code)

(703) 724-3800
(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Item 2.03.	Entry into a Material Definitive Agreement Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On April 18, 2017, Telos Corporation (the "Company") entered into a Second Amendment to Credit Agreement ("Second Amendment"), by and among the Company, as borrower, Xacta Corporation, ubIQuity.com, Inc., and Teloworks, Inc., as guarantors (together, the "Guarantors"), Enlightenment Capital Solutions Fund II, L.P., as agent (the "Agent"), and the lenders party thereto (the "Lenders"), in order to amend that certain  Credit Agreement (the "Credit Agreement"), dated January 25, 2017, as previously amended by that certain First Amendment to Credit Agreement, dated February 23, 2017 (the "First Amendment", together with Second Amendment and the Credit Agreement, the "Amended Credit Agreement").

The Second Amendment incorporates the parties' agreement to subordinate certain debt owed by the Company to JP Charitable Foundation ("JPCF") and Porter Foundation Switzerland ("PFS") and to redeem all outstanding shares of the Series A-1 Redeemable Preferred Stock and the Series A-2 Redeemable Preferred Stock (together, the "Senior Preferred Stock"), including those owned by Mr. John R.C. Porter and his affiliates, for an aggregate purchase price of $2,112,000. Under the original terms of the Credit Agreement, as amended by the First Amendment, the Company was required to pay in full all outstanding amounts owed to JPCF and PFS, and to redeem a portion of the Senior Preferred Stock not held by Mr. Porter or his affiliates.

In connection with the Second Amendment and that subordination of debt, on April 18, 2017, the Company also entered into (a) a Subordination and Intercreditor Agreement (the "JPCF Intercreditor Agreement") among JPCF, the Company, the Guarantors, and the Agent, (b) a Subordination and Intercreditor Agreement among PFS, the Company, the Guarantors, and the Agent (together with JPCF Intercreditor Agreement, the "Intercreditor Agreements"), (c) a First Amendment to Subordinated Loan Agreement (the "JCPF First Amendment") between the Company and JPCF, in order to amend that certain Subordinated Loan Agreement, dated March 31, 2015 (as amended by the JCPF First Amendment, the "JPCF Amended Subordinated Agreement"), and (d) a First Amendment to Subordinated Loan Agreement (the "PFS First Amendment") between the Company and PFS, in order to amend that certain Subordinated Loan Agreement, dated March 31, 2015 (as amended by the PFS First Amendment, the "PFS Amended Subordinated Agreement, and together with the JPCF Amended Subordinated Agreement, the "Amended Subordinated Agreements").

Under the terms of each of the Intercreditor Agreements, JPCF and PFS, respectively, agree that the Amended Subordinated Agreements and the Amended Notes (as defined below) are fully subordinated to the Amended Credit Agreement and related documents, and that required payments, if any, under the Amended Subordinated Agreements and the Amended Notes are permitted only if certain conditions specified under the Amended Credit Agreement and the Intercreditor Agreements are met.

On April 18, 2017, the Company also entered into an Amended and Restated Subordinated Promissory Note by the Company in favor of JPCF in the principal amount of $1,250,000 (the "JCPF Amended Note") and an Amended and Restated Subordinated Promissory Note by the Company in favor of PFS in the principal amount of $1,250,000 (together with the JCPF Amended Note, the "Amended Notes"), in order to amend and restate those certain Subordinated Promissory Notes, dated March 31, 2015. Each of the Amended Notes reduces the interest rate from twelve percent to six percent per annum, to be accrued, and extends the maturity date from July 1, 2017 to July 25, 2022. All other terms remain in full force and effect.

A copy of the Second Amendment is attached hereto as Exhibit 4.1 and is incorporated herein by reference. A copy of each of the Intercreditor Agreements is attached hereto as Exhibit 4.2 and 4.3, respectively, and is incorporated by reference. A copy of each of the JCPF First Amendment and the PFS First Amendment is attached hereto as Exhibit 4.4 and Exhibit 4.5, respectively, and is incorporated herein by reference. A copy of each of the Amended Notes is attached hereto as Exhibit 4.6 and Exhibit 4.7, respectively, and is incorporated by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the attached Second Amendment, the Intercreditor Agreements, the JCPF First Amendment, the PFS First Amendment, and the Amended Notes.

Item 9.01.	Financial Statements and Exhibits.

4.1
Second Amendment to Credit Agreement, dated April 18, 2017, among Telos Corporation, Xacta Corporation, ubIQuity.com, Inc., Teloworks, Inc., Enlightenment Capital Solutions Fund II, L.P., and the lenders party thereto

4.2
Subordination and Intercreditor Agreement, dated April 18, 2017, among JP Charitable Foundation, Telos Corporation, Xacta Corporation, ubIQuity.com, Inc., Teloworks, Inc., and Enlightenment Capital Solutions Fund II, L.P.

4.3
Subordination and Intercreditor Agreement, dated April 18, 2017, among Porter Foundation Switzerland, Telos Corporation, Xacta Corporation, ubIQuity.com, Inc., Teloworks, Inc., and Enlightenment Capital Solutions Fund II, L.P.

4.4	First Amendment to Subordinated Loan Agreement, dated April 18, 2017, between Telos Corporation and JP Charitable Foundation
4.5	First Amendment to Subordinated Loan Agreement, dated April 18, 2017, between Telos Corporation and Porter Foundation Switzerland
4.6	Amended and Restated Subordinated Promissory Note, dated April 18, 2017, by Telos Corporation in favor of JP Charitable Foundation
4.7	Amended and Restated Subordinated Promissory Note, dated April 18, 2017, by Telos Corporation in favor of Porter Foundation Switzerland

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELOS CORPORATION

By:	/s/ Michele Nakazawa
Michele Nakazawa
Chief Financial Officer

Date: April 24, 2017